                                                                    EXHIBIT 23.7


October 12, 1999

Board of Directors
Edify Corporation
2840 San Tomas Expressway
Santa Clara, CA 95051

Re:         Registration Statement (File No. 333-82771) of
            Security First Technologies Corporation

Gentlemen:

Reference is made to our opinion letter dated October 12, 1999 with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of Edify Corporation ("Edify") of the exchange ratio of 0.330969 of a share of Common Stock, par value $0.01 per share, of Security First Technologies Corporation ("S1") to be received for each Share pursuant to the Agreement and Plan of Merger, dated as of May 16, 1999, among S1, Sahara Strategy Corporation, a wholly-owned subsidiary of S1, and Edify.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of Edify in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Edify has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary of the Prospectus/Proxy Statement--The Edify Transaction--Opinions of Financial Advisors", "Summary of the Prospectus/Proxy Statement--The VerticalOne Transaction--Opinion of S1's Financial Advisor", "Background of the Transactions", "The Edify Transaction--Edify's Reasons for the Edify Transaction", "The Edify Transaction--Opinion of Edify's Financial Advisor" and to the inclusion of the foregoing opinion in the

Board of Directors
Edify Corporation
October 12, 1999



Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
------------------------
GOLDMAN, SACHS & CO.



                                      -2-